CONFIDENTIALITY AGREEMENT


This Confidentiality Agreement (the "Agreement"), effective as of August 2, 2000, is entered into by and among JPS Packaging Company (the "Company") and Pechiney Plastic Packaging, Inc. ("Pechiney).

                  WHEREAS, Pechiney and the Company are engaged in discussions concerning a possible transaction between Pechiney and Company (the "Transaction");

                  WHEREAS, in connection with the Transaction, each Party may disclose to the other Party certain information.

                  Now, THEREFORE the parties hereby agree as follows:

                  1. The term "Party" means either (i) Pechiney and its subsidiaries and affiliates, or (ii) the Company.

                  2. The term "Evaluation Information" shall mean all information that the disclosing party has furnished or is furnishing to the interested party, whether furnished before or after the date of this Agreement, whether tangible or intangible and in whatever form or medium provided, as well as all information generated by the interested party or by its representatives, as defined below, that contains, reflects, or is derived from the furnished information, provided that Evaluation Information shall not include any information which (a) now is or hereafter becomes available to the public (including, without limitation, any information filed with any governmental agency and available to the public) other than as the result of a disclosure by a Party in breach hereof, (b) becomes available to a Party, on a nonconfidential basis from a source other than the Disclosing Party, which such Party does not believe is subject to prohibition from disclosure to such Party by obligation to the Disclosing Party, (c) is developed by a Party independently of, or was known by such Party prior to, any disclosures made by the Disclosing Party to such Party of such information, or (d) is disclosed with the written consent of the Disclosing Party.

                  3. No Party shall, and will direct each of its directors, officers, partners, principals, employees, subsidiaries, affiliates, representatives and advisors who have access to any Evaluation Information (collectively "Representatives") not to, disclose the Evaluation Information of the other Party to any third party, except pursuant to the terms and conditions set forth herein and except (a) as required to be disclosed by either Party and by order of a court of competent jurisdiction, administrative agency or governmental body, or by any law, rule, regulation or by subpoena, or any other administrative or legal process, or by applicable regulatory or professional standards and (b) as properly disclosed by either Party in connection with any judicial or other proceeding involving the Parties relating to the Agreement or the Transaction. Each Party shall give written notification to its outside Representatives to whom Evaluation Information is provided that Evaluation Information is subject to the Agreement.


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                  4. The Parties agree that Evaluation Information disclosed to a party (the "Recipient Party") by the other Party (the "Disclosing Party") shall be used by the Recipient Party solely in connection with the Transaction.

                  5. In the event that a Recipient Party or anyone to whom it supplies the Evaluation Information receives a request to disclose all or any part of the Evaluation Information under the terms of a subpoena or order issued by a court or by a governmental body, the Recipient Party agrees (a) to notify the Disclosing Party immediately of the existence, terms, and circumstances surrounding such request, (b) to consult with the Disclosing Party on the advisability of taking legally available steps to resist or narrow such request, and (c) if disclosure of such Evaluation Information is required to prevent the Recipient Party from being held in contempt or subject to other penalty, to furnish only such portion of the Evaluation Information as, in the written opinion of counsel satisfactory to the Disclosing Party, it is legally compelled to disclose and to cooperate with Disclosing Party in its efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to the disclosed Evaluation Information.

                  6. Each Party acknowledges and agrees that, in the event of any breach of this Agreement by a Recipient Party, the Disclosing Party would be irreparably and immediately harmed and could not be made whole by monetary damages. Accordingly, it is agreed that, in addition to any other remedy to which it may be entitled at law or in equity, the Disclosing Party shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and/or to compel specific performance of this Agreement, and that neither the Recipient Party nor its Representatives will oppose the granting of such relief. The Recipient Party also agrees to reimburse the Disclosing Party for all reasonable out-of-pocket costs and expenses, including attorney's fees, reasonably incurred by the Disclosing Party in enforcing the obligations of the Recipient Party or of its Representatives hereunder.

                  7. Each Party agrees that for a period of one year following the date of this Agreement, each Party shall not, nor will it permit any Representative to recruit or solicit an employee of the other Party to leave his employment and become employed by the Party.

                  8. No failure or delay by a Disclosing Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or privilege preclude any other or further exercise thereof.

                  9. Each Party agrees that, unless and until a definitive written agreement between the parties and with respect to the transaction (the "Definitive Agreement") has been executed by an authorized corporate officer of each Party and delivered to the other Party, neither of the Parties will be under any legal or other binding obligation of any kind whatsoever with respect to the Transaction by virtue of this or any other written or oral expression by it or by any of its Representatives except, in the case of this Agreement, for the matters specifically agreed to herein.

                  10. If one or more provisions of this Agreement shall be held unenforceable, invalid, or illegal in any respect, such unenforceability, invalidity, or illegality shall not affect any other provision of this

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Agreement, which shall be construed as if such unenforceable, invalid, or illegal provision had never been a part hereof.

                  11. In the event that the Definitive Agreement is not executed, or a Party advises the other Party that discussions with respect to the Transaction have terminated, upon written request by the Party, the other Party shall promptly return to the Party all written material containing or reflecting (except as provided in the next sentence) any information contained in the Evaluation Information provided by the Party and will not retain any copies, extracts or other reproductions in whole or in part of such written material. In such case, all documents, memoranda, notes and other writings whatsoever prepared by a party or a Party's Representatives based on the information contained in the Evaluation Information shall be destroyed, and such destruction shall be certified in writing to the Disclosing Party by an authorized officer of the Recipient Party supervising such destruction.

                  12. Each Party understands that neither Party makes any representation or warranty as to the accuracy or completeness of the Evaluation Information, and that such representations and warranties shall be set forth in the Definitive Agreement. Neither Party nor its Representatives shall have any liability to the other Party or its Representatives resulting from the provision or use of the Evaluation Information supplied by a Party or its Representatives.

                  13. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

                  14. Except as required by law, regulation or legal or judicial process, each Party will exercise its best efforts to prevent, without the prior written consent of the other Party, and will direct each of its Representatives to prevent, disclosure to any person of (a) the fact that Evaluation Information has been made available to such Party by the other Party, or (b) the fact that discussions between the Parties are taking place or facts with respect to such discussions, including the reasons thereof.

                  15. This Agreement may be executed in any number of counterparts with the same effect as if the Parties had all signed the same document. It shall not be necessary for both Parties to join in the execution of a single counterpart. The same shall be binding on the Parties hereto regardless of whether a counterpart is executed by the other party. All counterparts shall be construed together and shall constitute one instrument.


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                  IN WITNESS THEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives effective as of the date first set forth above.



JPS PACKAGING COMPANY

By: _____________________________
      John T. Carper, President


PECHINEY PLASTIC PACKAGING, INC.

By: _____________________________
     Igor Playner, Vice President